EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 30, 2011

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jan 2007 – Dec 2011)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.7%	-0.1%	-13.0%	-13.0%	-6.2%	2.2%	4.1%	2.2%	12.5%	-17.5%	0.2	0.3
B**	0.7%	-0.1%	-13.5%	-13.5%	-6.8%	1.5%	N/A	1.5%	12.5%	-19.1%	0.2	0.2
Legacy 1***	0.8%	0.1%	-11.0%	-11.0%	N/A	N/A	N/A	-3.3%	11.1%	-14.2%	-0.2	-0.4
Legacy 2***	0.8%	0.1%	-11.5%	-11.5%	N/A	N/A	N/A	-3.6%	11.1%	-14.5%	-0.3	-0.4
Global 1***	0.7%	0.0%	-11.2%	-11.2%	N/A	N/A	N/A	-4.8%	10.4%	-14.1%	-0.4	-0.6
Global 2***	0.7%	0.0%	-11.4%	-11.4%	N/A	N/A	N/A	-5.1%	10.3%	-14.8%	-0.5	-0.6
Global 3***	0.7%	-0.1%	-13.1%	-13.1%	N/A	N/A	N/A	-6.9%	10.3%	-18.8%	-0.6	-0.8

S&P 500 Total Return Index****	-0.6%	1.0%	2.1%	2.1%	14.1%	-0.2%	2.9%	-0.2%	18.9%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	2.8%	3.0%	29.1%	29.1%	7.5%	10.8%	8.9%	10.8%	12.6%	-12.3%	0.9	1.6

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	36%					35%
Energy	12%	Short	Natural Gas	4.1%	Short	12%	Short	Natural Gas	4.1%	Short
			Crude Oil	3.1%	Long			Crude Oil	2.7%	Long
Grains/Foods	12%	Short	Sugar	1.7%	Short	12%	Short	Sugar	1.7%	Short
			Coffee	1.6%	Short			Coffee	1.7%	Short
Metals	12%	Short	Aluminum	2.6%	Short	11%	Short	Aluminum	2.5%	Short
			Copper	2.2%	Short			Copper	2.4%	Short
FINANCIALS	64%					65%
Currencies	30%	Long $	Euro	4.3%	Short	31%	Long $	Euro	4.7%	Short
			Australian Dollar	2.4%	Long			Japanese Yen	2.6%	Long
Equities	10%	Long	S&P 500	2.9%	Long	12%	Long	S&P 500	3.6%	Long
			ASX SPI 200 Index	0.7%	Short			Dax Index	1.1%	Short
Fixed Income	24%	Long	Bunds	4.7%	Long	22%	Long	Bunds	5.7%	Long
			U.S. 10-Year Treasury Notes	2.3%	Long			Japanese Gov't Bonds	2.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets declined nearly 5% as government reports showed surging supplies and weak demand forecasts caused by unseasonably warm weather in the U.S.  Crude oil markets moved lower due to speculation that ongoing financial instability in Europe would impact future demand.

Grains/Foods
U.S. grains markets generally rose due to supply concerns stemming from dry weather in Argentina and Brazil.  In the foods markets, coffee prices rallied as speculators believed new tighter lending policies in Vietnam, set to come into effect in 2012, will impact coffee production in the region.  Livestock markets fell due to continued liquidations by investors attempting to rebalance their portfolios prior to year-end.

Metals
Gold markets were under pressure as investors lightened safe-haven positions amidst positive U.S. economic indicators, including better-than-expected industrial production data.  Base metals markets finished almost flat for the week as the bearish influence of profit-taking was nearly offset by the bullish impact of an improved outlook for the U.S. industrial sector.

Currencies
The euro posted losses against major currencies following news of a surge in European Central Bank lending to banks in the Eurozone.  In Japan, the yen benefitted from Eurozone debt concerns, as it reached 10-year highs versus the euro.   The U.S. dollar predominantly rose against counterparts as an improved economic outlook fostered increased demand.

Equities
U.S. equity markets finished a volatile week slightly lower as concerns regarding the Eurozone economy outweighed the bullish impact of improved domestic housing and production data.  European share prices finished higher following comments from officials easing concerns about a potential breakup of the European Union.

Fixed Income
U.S. Treasury and German bund markets registered profits as a combination of disappointing results from recent Spanish and Italian bond auctions and concerns regarding increased lending to European banks reduced demand for sovereign debt of smaller nations.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.